Exhibit 5.10

KUTAK ROCK LLP THE OMAHA BUILDING 1650 FARNAM STREET OMAHA, NEBRASKA 68102-2186 402-346-6000 FACSIMILE 402-346-1148 www.kutakrock.com	ATLANTA CHICAGO DENVER DES MOINES FAYETTEVILLE IRVINE KANSAS CITY LITTLE ROCK LOS ANGELES OKLAHOMA CITY PHILADELPHIA RICHMOND SCOTTSDALE WASHINGTON WICHITA

November 14, 2011

First Data Corporation

5565 Glenridge Connector, N.E.

Suite 2000

Atlanta, Georgia 30342

Ladies and Gentlemen:

We have acted as special Maryland counsel to First Data Card Solutions, Inc., a Maryland corporation, (the “Guarantor”), in connection with the proposed issuance by First Data Corporation, a Delaware corporation (the “Issuer”), of up to $3,000,000,000 aggregate principal amount of their 12.625% Senior Notes due 2021 (the “Exchange Notes”) and the issuance by the Guarantor of its guarantee (the “Exchange Guarantee”) with respect to the Exchange Notes, registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like principal amount of the Issuer’s outstanding 12.625% Senior Notes due 2021 and the related guarantees, which have not been so registered (the “Exchange Offer”).

The Exchange Notes and the Exchange Guarantee will be issued under an indenture, dated as of December 17, 2010 (the “Indenture”), among the Issuer, the Guarantor, the other guarantors party to the Indenture and Wells Fargo Bank, National Association, as trustee. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering our opinion expressed below, we have examined and relied solely upon originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of the following (collectively, the “Transaction Documents”): (i) an executed copy of the Indenture and (ii) Schedule II to the Officers’ Certificate of the Guarantor executed by Stanley J. Andersen as Vice President and Assistant Secretary of the Guarantor, dated November 14, 2011.

In our examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the legal capacity of natural persons executing such documents, (iv) the authenticity and conformity to original documents of documents submitted to us as certified photostatic, facsimile or electronically transmitted copies and (v) the completeness and accuracy of all corporate records provided to us, (vi) that the Transaction Documents accurately describe and contain the mutual understanding of the parties, and that there are no written or oral agreements that modify, amend, vary, or revoke, or purport to modify, amend, vary, or revoke, all or any portion of the Transaction Documents, and that there has been no waiver of any provision of the Transaction Documents, (vii) that the Indenture was duly delivered for value and for the consideration provided for in or contemplated by the Indenture, and (viii) that no fraud, duress or mutual mistake of fact exists with relation to the execution, acknowledgement, delivery, recordation, or filing of the Transaction Documents. We have also relied, as to all questions of fact material to this opinion, upon the Transaction Documents. We have not conducted any independent investigation of, or attempted to verify independently, such factual matters or as to the accuracy or completeness of any representation, warranty, data or any other information, whether written or oral, that may have been made by or on behalf of the parties to the Indenture or otherwise.

“Maryland Law” means the laws of the State of Maryland that a Maryland lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Guarantor, the Indenture or the Exchange Guarantee; provided that “Maryland Law” does not include any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative decision. We have not examined, and we do not opine, as to the law of any other jurisdiction, whether applicable directly or through Maryland Law.

We are not rendering any opinion as to any statute, rule, regulation, ordinance, decree or decisional law relating to antitrust, banking, land use, environmental, pension, employee benefit, tax, fraudulent conveyance, usury, laws governing the legality of investments for regulated entities, regulations T, U or X of the Board of Governors of the Federal Reserve System or any laws, rules, regulations, or administrative decisions of any political subdivision of any state including any county, city, municipality, town or special subdivision, or any applicable telecommunications or other trade-specific regulatory laws. Furthermore, we express no opinion with respect to compliance with the Securities Act of 1933, as amended, antifraud laws, or any other law, rules or regulations relating to securities or the offer and sale thereof; compliance with fiduciary duties by the Issuer’s or Guarantors’ boards of directors or other governing bodies; compliance with safe harbors for disinterested board of director or other governing body approvals; compliance with state securities or blue sky laws; and compliance with the Investment Company Act of 1940 or the Trust Indenture Act of 1939. Our opinion herein is limited to the effect on the subject transactions as related to the Transaction Documents and Maryland Law as in effect on the date hereof. We disclaim any obligation to advise you of any change in law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein. We assume no responsibility regarding the applicability to such transactions, or the effect thereon, of the laws of any other jurisdiction.

In rendering our opinion, we express no opinion herein as to the applicability or effect of any fraudulent transfer or similar law on the Indenture and the Exchange Guarantee or the transactions contemplated thereby.

Based upon and subject to the foregoing and the additional qualifications set forth herein, we are of the opinion that the execution, delivery and performance of the Indenture, including the Exchange Guarantee contained therein, by Guarantor have been duly authorized by all requisite corporate action on the part of Guarantor.

We express no opinion about the effect on Guarantor or the transaction, if any, of the provisions of Md. Code Ann., Corps. & Ass’n., Section 3-503, et seq.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement on Form S-4, as amended (the “Registration Statement”) filed by the Issuer and the Guarantors with the Commission relating to the Exchange Offer in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm contained under the heading “Legal Matters” in the prospectus included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. We understand and agree that Simpson Thacher & Bartlett LLP may rely upon this opinion as if it were an addressee hereof for the purpose of providing the opinion to be delivered by such firm in connection with the Registration Statement.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters including without limitation any opinions as to the enforceability of the Indenture or the Exchange Guarantee contained therein. We expressly assume that the Indenture, including the Exchange Guarantee contained therein, contain typical and customary terms and provisions and that the Indenture, including the Exchange Guarantee contained therein, are enforceable in accordance with their terms. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein.

Very truly yours,

/s/ Kutak Rock LLP
Kutak Rock LLP